EXECUTION COPY


                             WASTE INDUSTRIES, INC.


                    NOTE PURCHASE AND PRIVATE SHELF AGREEMENT







                                   $25,000,000


                  6.96% SERIES A SENIOR NOTES DUE JUNE 30, 2008








                                   $50,000,000


                             PRIVATE SHELF FACILITY








                               as of June 30, 1998

                                TABLE OF CONTENTS

Paragraph                                                                                                      Page
1.       AUTHORIZATION OF ISSUE OF NOTES..........................................................................1

     1A.      Authorization of Issue of 1998 Series A Notes.......................................................1
     1B.      Authorization of Issue of Shelf Notes...............................................................1

2.       PURCHASE AND SALE OF NOTES...............................................................................2

     2A.      Purchase and Sale of 1998 Series A Notes............................................................2
     2B.      Purchase and Sale of Shelf Notes....................................................................2
                2B(1)        Facility.............................................................................2
                2B(2)        Issuance Period......................................................................3
                2B(3)        Request for Purchase.................................................................3
                2B(4)        Rate Quotes..........................................................................4
                2B(5)        Acceptance...........................................................................4
                2B(6)        Market Disruption....................................................................5
                2B(7)        Facility Closings....................................................................5
                2B(8)        Fees.................................................................................6

3.       CONDITIONS OF CLOSING....................................................................................7

     3A.      Certain Documents...................................................................................7
     3B.      Representations and Warranties; No Default..........................................................8
     3C.      Purchase Permitted by Applicable Laws...............................................................8
     3D.      Payment of Fees.....................................................................................8
     3E.      No Material Adverse Change..........................................................................8
     3F.      Environmental Compliance............................................................................8

4.       PREPAYMENTS..............................................................................................9

     4A.      Required Prepayments of 1998 Series A Notes.........................................................9
     4B.      Required Prepayments of Shelf Notes.................................................................9
     4C.      Optional Prepayment With Yield-Maintenance Amount...................................................9
     4D.      Notice of Optional Prepayment.......................................................................9
     4E.      Application of Prepayments.........................................................................10
     4F.      Retirement of Notes................................................................................10

5.       AFFIRMATIVE COVENANTS...................................................................................10

     5A.      Reporting Requirements.............................................................................10
                5A(1)        General Information.................................................................10
                5A(2)        Officer's Certificates..............................................................12
                5A(3)        Annual Accountant's Letter..........................................................12
                5A(4)        Special Information.................................................................12
     5B.      Inspection of Property.............................................................................13

     5C.      Covenant to Secure Notes Equally...................................................................13
     5D.      Guaranteed Obligations.............................................................................13
     5E.      Maintenance of Insurance...........................................................................14
     5F.      Maintenance of Corporate Existence/Compliance with Law/Preservation of Property....................14
     5G.      Compliance with Environmental Laws.................................................................14
     5H.      No Integration.....................................................................................15
     5I.      Financial Records..................................................................................15

6.       NEGATIVE COVENANTS......................................................................................15

     6A.      Financial Limitation...............................................................................15
     6B.      Liens, Debt and Other Restrictions.................................................................16
                6B(1)        Liens...............................................................................16
                6B(2)        Merger or Consolidation.............................................................17
                6B(3)        Investments.........................................................................17
                6B(4)        Operating Leases....................................................................18
                6B(5)        Transactions with Related Party.....................................................18
     6C.      Sale of Property...................................................................................18
     6D.      Subsidiary Stock and Debt..........................................................................19
     6E.      Restricted Payments................................................................................20
     6F.      ERISA..............................................................................................20
     6G.      Environmental Matters..............................................................................20
     6H.      Specified Laws.....................................................................................21
     6I.      Subordinated Debt..................................................................................21

7.       EVENTS OF DEFAULT.......................................................................................22

     7A.      Acceleration.......................................................................................22
     7B.      Rescission of Acceleration.........................................................................24
     7C.      Notice of Acceleration or Rescission...............................................................25
     7D.      Other Remedies.....................................................................................25

8.       REPRESENTATIONS, COVENANTS AND WARRANTIES...............................................................25

     8A.      Organization.......................................................................................25
     8B.      Financial Statements...............................................................................26
     8C.      Actions Pending....................................................................................26
     8D.      Outstanding Debt...................................................................................26
     8E.      Title to Properties................................................................................27
     8F.      Taxes..............................................................................................27
     8G.      Conflicting Agreements and Other Matters...........................................................27
     8H.      Offering of Notes..................................................................................27
     8I.      Use of Proceeds....................................................................................28
     8J.      ERISA..............................................................................................28
     8K.      Governmental Consent...............................................................................28
     8L.      Environmental Compliance...........................................................................29
     8M.      Disclosure.........................................................................................29

     8N.      Hostile Tender Offers..............................................................................30

9.       REPRESENTATIONS OF THE PURCHASERS.......................................................................30

     9A.      Nature of Purchase.................................................................................30
     9B.      Source of Funds....................................................................................30
     9C.      Business of Purchaser; Prohibited Transferees......................................................31

10.      DEFINITIONS; ACCOUNTING MATTERS.........................................................................31

     10A.     Yield-Maintenance Terms............................................................................31
     10B.     Other Terms........................................................................................33
     10C.     Accounting Principles, Terms and Determinations....................................................42

11.      MISCELLANEOUS...........................................................................................42

     11A.     Payments...........................................................................................42
     11B.     Expenses...........................................................................................43
     11C.     Consent to Amendments..............................................................................44
     11D.     Form and Registration; Transfer and Exchange; Transfer Restrictions; Lost Notes....................44
                11D(1)       Form and Registration...............................................................44
                11D(2)       Transfer and Exchange of Notes......................................................45
                11D(3)       Transfer Restrictions...............................................................45
                11D(4)       Lost Notes..........................................................................45
     11E.     Persons Deemed Owners; Participations..............................................................45
     11F.     Survival of Representations and Warranties; Entire Agreement.......................................45
     11G.     Successors and Assigns.............................................................................46
     11H.     Independence of Covenants..........................................................................46
     11I.     Notices............................................................................................46
     11J.     Payments Due on Non-Business Days..................................................................46
     11K.     Severability.......................................................................................47
     11L.     Descriptive Headings...............................................................................47
     11M.     Satisfaction Requirement...........................................................................47
     11N.     Governing Law; Submission to Jurisdiction..........................................................47
     11O.     Severalty of Obligations...........................................................................47
     11P.     Counterparts.......................................................................................47
     11Q.     Binding Agreement..................................................................................47

Purchaser Schedule

Information Schedule

Exhibit A-1      -     Form of 1998 Series A Note

Exhibit A-2      -     Form of Shelf Note

Exhibit B        -     Form of Request for Purchase

Exhibit C        -     Form of Confirmation of Acceptance

Exhibit D-1      -     Form of Opinion of Company Counsel, 1998 Series A
                       Note Closing

Exhibit D-2      -     Form of Opinion of Company Counsel, Shelf Note Closing

Schedule 6B(1)   -     Outstanding Liens

Schedule 6I      -     Form of Subordination Provisions

Schedule 8A      -     Subsidiaries

Schedule 8D      -     Outstanding Debt

Schedule 8G      -     Conflicting Agreements

Schedule 8I      -     Use of Proceeds

Schedule 8L      -     Environmental Disclosures

Schedule 11D(3)  -     Prohibited Transferees

                             WASTE INDUSTRIES, INC.
                               3949 Browning Place
                          Raleigh, North Carolina 27609


                                                             As of June 30, 1998


The Prudential Insurance Company of
     America ("Prudential")
Pruco Life Insurance Company
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with
     Prudential, the "Purchasers")

c/o Prudential Capital Group
Gateway Center One, 11th Floor
Newark, New Jersey 07102-5311

Ladies and Gentlemen:

     The undersigned, Waste Industries, Inc. (herein called the "Company"), hereby agrees with you as follows:

     1. AUTHORIZATION OF ISSUE OF NOTES.

     1A. Authorization of Issue of 1998 Series A Notes. The Company will authorize the issue of its senior unsecured promissory notes (the "1998 Series A Notes") in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature June 30, 2008, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.96% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "1998 Series A Note" and "1998 Series A Notes" as used herein shall include each 1998 Series A Note delivered pursuant to any provision of this Agreement and each 1998 Series A Note delivered in substitution or exchange for any such 1998 Series A Note pursuant to any such provision.

     1B. Authorization of Issue of Shelf Notes. The Company will authorize the issue of its additional senior unsecured promissory notes (the "Shelf Notes") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than ten years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than seven years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each 1998 Series A Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have the same final maturity, the same principal prepayment dates, the same principal prepayment amounts (as a percentage of the original principal amount of each Note), the same interest rate, the same interest payment periods and the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

     2. PURCHASE AND SALE OF NOTES.

     2A. Purchase and Sale of 1998 Series A Notes. The Company hereby agrees to sell to the Purchasers and, subject to the terms and conditions herein set forth, the Purchasers agree to purchase from the Company $25,000,000 aggregate principal amount of 1998 Series A Notes at 100% of such aggregate principal amount. On June 30, 1998 (herein called the "Series A Closing Day"), the Company will deliver to the Purchasers at the offices of Prudential Capital Group, One Gateway Center, 11th Floor, Newark, New Jersey, one or more 1998 Series A Notes registered in its name, evidencing the aggregate principal amount of 1998 Series A Notes to be purchased by the Purchasers and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #5114191657 at Branch Banking and Trust Company, 434 Fayetteville Street Mall, Raleigh, North Carolina 27601, ABA Routing Number 053101121.

     2B. Purchase and Sale of Shelf Notes.

     2B(1) Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "Facility". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, plus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement and thereafter retired prior to such time is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED

TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

     2B(2) Issuance Period. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of:

          (i) the third anniversary of the date of this Agreement (or if such anniversary is not a Business Day, the Business Day next preceding such anniversary),

          (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day),

          (iii) the last Closing Day after which there is no Available Facility Amount,

          (iv) the termination of the Facility under paragraph 7A, and

          (v) the acceleration of any Note under paragraph 7A of this Agreement.

The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

     2B(3) Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall:

          (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made,

          (ii) specify the principal amounts, final maturities (which shall be no more than ten years from the date of issuance), principal prepayment dates, if any, and amounts and interest payment periods (which shall be quarterly in arrears) of the Shelf Notes covered thereby,

          (iii) specify the use of proceeds of such Shelf Notes (which shall not be used to finance a Hostile Tender Offer),

          (iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 30 days after the making of such Request for Purchase,

          (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale,

          (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default,

          (vii) specify the Designated Spread for such Shelf Notes, and

          (viii) be substantially in the form of Exhibit B attached hereto.

Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

     2B(4) Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 2:00 P.M. New York City local time (or such later time as Prudential may elect), interest rate quotes for the several principal amounts, maturities, principal prepayment schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

     2B(5) Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "Accepted Note") as to which such acceptance (herein called a "Acceptance") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance"). If the Company should fail to execute and return to Prudential within three

Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

     2B(6) Market Disruption. Notwithstanding the provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or other financial instruments shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or other financial instruments, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

     2B(7) Facility Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Gateway Center One, 11th Floor, Newark, New Jersey the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day") and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee, if applicable, in accordance with paragraph 2B(8)(iii) or such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may elect to reschedule a closing with respect to any given Accepted Notes on not more than one occasion, unless Prudential shall have otherwise consented in writing.

     2B(8) Fees.

     2B(8)(i) Closing Fee. At the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a nonrefundable fee (herein called the "Closing Fee") in the amount of $37,500.00.

     2B(8)(ii) Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day (other than the Series A Closing Day) in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

     2B(8)(iii) Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                           (BEY - MMY) x DTS/360 x PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MM" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. If the foregoing calculation yields a negative number or zero, no Delayed Delivery Fee shall be due. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

     2B(8)(iv) Cancellation Fee. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay the Purchasers in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                                     PI x PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) having a maturity date the same as, or closest to, such Accepted Note, on the Acceptance Day (if the difference is a negative number or zero, no Cancellation Fee shall be due) by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Bridge Telerate (or, if such data for any reason ceases to be available through Bridge Telerate, any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

     3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:

     3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

          (i) The Note(s) to be purchased by such Purchaser.

          (ii) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

          (iii) A certificate of the Secretary or an Assistant Secretary and one other officer of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

          (iv) Certified copies of the Articles of Incorporation and By-laws of the Company.

          (v) A favorable opinion of Wyrick, Robbins, Yates & Ponton, LLP, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the 1998 Series A Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion.

          (vi) A good standing certificate for the Company from the Secretary of State of North Carolina dated of a recent date and good standing or other certificates of qualification to do business as a foreign corporation for the Company in the States of South Carolina, Georgia, Tennessee and Virginia and such other evidence of the status of the Company as such Purchaser may reasonably request.

          (vii) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

     3B. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated and for any Closing Day after the Series A Closing Day changes since the date of this Agreement which are disclosed in writing to Prudential and to which Prudential shall have consented in writing; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

     3C. Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax (other than any income taxes arising from such Purchaser's ownership of the Notes), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3D. Payment of Fees. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Facility Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

     3E. No Material Adverse Change. Prudential shall have received a certificate from the chief financial officer of the Company, dated the applicable Closing Day, saying that no material adverse change in the financial condition, business, operations or prospects of the Company or its subsidiaries, taken as a whole, has occurred since December 31, 1997.

     3F. Environmental Compliance. With respect to any Closing Day other than the Series A Closing Day, Prudential shall have received such evidence (including without limitation certificates and environmental audits or reports by an independent environmental consultant) satisfactory to Prudential demonstrating the accuracy of the representations under paragraph 8L

(without giving effect to any qualification with respect to the Company's knowledge) and compliance with paragraph 5G.

     4. PREPAYMENTS. The 1998 Series A Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The 1998 Series A Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

     4A. Required Prepayments of 1998 Series A Notes. Until the 1998 Series A Notes shall be paid in full, the Company shall apply to the prepayment of the 1998 Series A Notes, without Yield-Maintenance Amount, the sum of $3,571,428.57 commencing on June 30, 2002 and each June 30, thereafter to and including June 30, 2007, and such principal amounts of the 1998 Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the 1998 Series A Notes, together with interest accrued thereon, shall become due on June 30, 2008, the maturity date of the 1998 Series A Notes.

     4B. Required Prepayments of Shelf Notes. Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

     4C. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4D. Notice of Optional Prepayment. The Company shall give the holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

     4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

     4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes of any Series held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes of such Series held by each other holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

     5. AFFIRMATIVE COVENANTS.

     5A. Reporting Requirements.

     5A(1) General Information. The Company covenants that it will deliver to each Significant Holder in triplicate:

          (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the fourth quarterly period) in each fiscal year,

               (1) Consolidated statements of income, stockholders' equity and cash flows for the period from the beginning of the current fiscal year to the end of such quarterly period, and

               (2) a Consolidated balance sheet as at the end of such quarterly period,

     setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and reasonably satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company as fairly presenting, in all material respects, the financial condition of the Company and its Consolidated Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with generally accepted accounting principles, subject to changes resulting from normal year-end adjustments and the inclusion of abbreviated footnotes; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

          (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year,

               (1) Consolidated statements of income, stockholders' equity and cash flows for such year, and

               (2) a Consolidated balance sheet as at the end of such year,

     setting forth in each case in comparative form corresponding Consolidated figures from the preceding annual audit, all in reasonable detail and reasonably satisfactory in scope to the Required Holder(s) and reported on by independent public accountants of recognized standing selected by the Company whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Required Holder(s); provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

          (iii) if the Company shall be publicly held, promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports (other than any registration statement filed on Form S-8) which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of each other report (including, without limitation, management letters) submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) promptly upon receipt thereof, a copy of each report, survey, study, evaluation, assessment or other document prepared by any consultant, engineer, Environmental Authority or other Person relating to compliance by the Company or any Subsidiary with any Environmental Requirements, if the cost of remediation, repair or compliance may be reasonably expected to exceed $250,000 in any one case or in the aggregate;

          (vi) with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange

     Act. For the purpose of this clause (vi), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act; and

          (vii) with reasonable promptness, such other data relating to the business, operations, properties or financial condition of the Company or any of its Subsidiaries as a Significant Holder may reasonably request;

     5A(2) Officer's Certificates. Together with each delivery of financial statements required by clauses 5A(i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance with the provisions of paragraphs 6A, 6B(1), 6B(2) and 6C and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking or proposes to take with respect thereto;

     5A(3) Annual Accountant's Letter. Together with each delivery of financial statements required by clause 5A(ii) above, the Company will deliver to each Significant Holder a certificate of the independent public accountants giving the report on such financial statements stating that, in making the audit necessary for their report, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. The accountants, however, shall not be liable to anyone as a result of this provision by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards;

     5A(4) Special Information. The Company also covenants that immediately after any Responsible Officer obtains actual knowledge of:

          (a) an Event of Default or Default;

          (b) a material adverse change in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole;

          (c) legal proceedings filed against the Company ` and/or any Subsidiary, which reasonably could be expected to have a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, or which in any manner draws into question the validity of or reasonably could be expected to impair the ability of the Company to perform its obligations under this Agreement or the Notes;

          (d) a default under any agreement or note evidencing Debt for which the Company or any Subsidiary is liable, which individually or in the aggregate with all other agreements and notes in default for which the Company or any Subsidiary is liable, exceed $250,000;

          (e) the occurrence of any other event that reasonably could be expected to impair the ability of the Company to meet its obligations hereunder;

          (f) any (i) Environmental Liabilities, (ii) pending, threatened or anticipated Environmental Proceedings, (iii) Environmental Notices, (iv) Environmental Judgments and Orders, or (v) Environmental Releases at, on, in, under or in any way affecting the Properties which reasonably could be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole; or

          (g) with respect to any Plan that is subject to the funding requirements of Section 302 of ERISA or Section 412 of the Code, the Company (i) has given or is required to give notice to the Pension Benefit Guaranty Corporation that a material reportable event has occurred with respect to such Plan, (ii) has delivered notice to the Pension Benefit Guaranty Corporation of any intent to withdraw from or terminate any such Plan, or (iii) has failed to make timely a contribution to any such Plan;

the Company will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or the Subsidiary has taken, is taking or proposes to take with respect thereto.

     5B. Inspection of Property. The Company covenants that, at such reasonable times and as often as a Significant Holder may reasonably request, it will permit any Person designated by a Significant Holder in writing, at such Significant Holder's expense unless a Default has occurred and is continuing in which case at the Company's expense, to:

          (i) visit and inspect any of the properties of the Company and any Subsidiary;

          (ii) examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom; and

          (iii) discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company or any Subsidiary and their independent public accountants.

     5C. Covenant to Secure Notes Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by paragraph 6B(1) (unless prior written consent shall have been obtained under paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

     5D. Guaranteed Obligations. The Company covenants that if any Person (other than the Company) Guarantees or provides collateral in any manner for any Debt of the Company or any Subsidiary, it will simultaneously cause such Person to Guarantee or provide collateral for the Notes equally and ratably with all Debt Guaranteed or secured by such Person for so long as such Debt is Guaranteed and pursuant to documentation in form and substance reasonably satisfactory to such holder.

     5E. Maintenance of Insurance. The Company covenants that it and each Subsidiary will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties and contingencies (including, but not limited to, public liability, larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses; provided, however, that the Company and each Subsidiary may elect to continue to self-insure (i) their waste containers; (ii) certain immaterial assets such as radio towers consistent with their business practices in effect on the date hereof; and (iii) certain risks under their medical and short-term disability plans..

     5F. Maintenance of Corporate Existence/Compliance with Law/Preservation of Property. The Company covenants that, except as permitted under paragraphs 6B(2) and 6C, it and each Subsidiary will do or cause to be done all things necessary to, at all times:

          (i) preserve, renew and keep in full force and effect the corporate existence of the Company and its Subsidiaries (other than those Subsidiaries not material to the financial condition, business or operations of the Company and its Subsidiaries taken as a whole);

          (ii) comply with all laws and regulations (including, without limitation, laws and regulations relating to equal employment opportunity and employee safety) applicable to it and any Subsidiary except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole;

          (iii) maintain, preserve and protect all material licenses, certificates, permits, franchises and intellectual property of the Company and its Subsidiaries; and

          (iv) preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition excluding normal wear and tear, except where the failure to preserve such property could not be reasonably expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

     5G. Compliance with Environmental Laws. The Company covenants that it and each Subsidiary will, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all applicable Environmental Requirements, including, without limitation, the emission of wastewater effluent, solid and hazardous waste and air emissions together with any other applicable Environmental Requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and all applicable regulations of the Environmental Protection Agency or other relevant federal, state or local governmental authority, except where the failure to comply could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole. The Company agrees to indemnify and hold you, your officers, agents and employees (each an "Indemnified Person") harmless from any loss, liability, claim or expense that you may incur or suffer as a result of a breach by the Company or any Subsidiary, as the case may be, of this covenant other than as a result of the gross negligence or willful misconduct of such Indemnified Person. The Company shall not be deemed to have breached or violated this paragraph 5G if the Company or any Subsidiary is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

     5H. No Integration. The Company covenants that it has taken and will take all necessary action so that the issuance of the Notes does not and will not require registration under the Securities Act. The Company covenants that no future offer and sale of debt securities of the Company of any class will be made if there is a reasonable possibility that such offer and sale would, under the doctrine of "integration", subject the issuance of the Notes to you to the registration requirements of the Securities Act.

     5I. Financial Records. The Company covenants that it and each Subsidiary will keep proper books of record and account in which full and correct entries (in all material respects and subject to normal year end adjustments and, as to interim statements, the absence of footnotes) will be made of the business and affairs of the Company or such Subsidiary under generally accepted accounting principles consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to paragraph SA and concurred in by the independent public accountants referred to in paragraph 5A).

     6. NEGATIVE COVENANTS. Unless the Required Holders otherwise agree in writing, the Company shall not, and shall not permit any Subsidiary, to take any of the following actions or permit the occurrence or existence of any of the following events or conditions:

     6A. Financial Limitation. The Company covenants that it will not permit at any time:

          (i) Consolidated Debt to exceed 400% of EBITDA for the most recently ended four fiscal quarter period; or

          (ii) Consolidated Senior Debt to exceed 350% of EBITDA for the most recently ended four fiscal quarter period; or

          (iii) Priority Debt to exceed 5 % of Consolidated Total
     Capitalization; or

          (iv) Consolidated Current Debt to exceed 20 % of Consolidated Total Capitalization; or

          (v) Consolidated Fixed Charges to exceed 250% of EBITDA plus Consolidated Fixed Charges for the most recently ended four fiscal quarter period; or

          (vi) Consolidated Net Worth to be less than $12,500,000 plus on a cumulative basis 40% of Consolidated Net Income (if positive) for each fiscal year ending after the date hereof.

     6B. Liens, Debt and Other Restrictions. The Company covenants that it will not and will not permit any Subsidiary to:

     6B(1) Liens. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes pursuant to paragraph 5C), except:

          (i) Liens existing on the Series A Closing Day and specified on
     Schedule 6B(1);

          (ii) Liens for taxes (including ad valorem and property taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings;

          (iii) other Liens incidental to the conduct of its business or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlords, mechanics and materialmen Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) provided that such Liens were not incurred in connection with the borrowing of money, or the obtaining of advances or credit or the payment of the deferred purchase price of property and the existence of such Lien does not materially detract from the value of such property or assets to the Company or any Subsidiary or unreasonably interfere with the ordinary conduct of business;

          (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with any Debt;

          (v) any Lien created to secure all or any part of the purchase price incurred or assumed to pay all or any part of the purchase price of property acquired by the Company or a Subsidiary after the date of this Agreement, provided that:

               (A) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or for specific use with such acquired property; and

               (B) the principal amount of the Debt secured by any such Lien shall at no time exceed 100% of the lesser of (1) the cost to the Company or such

          Subsidiary of the property acquired and (2) the Fair Market Value of such property (as determined in good faith by the Company's Board) at the time of such acquisition;

          (vi) Liens securing Capitalized Lease Obligations, provided such Liens are limited to the property subject to such leases;

          (vii) any right of set off or banker's lien (whether by common law, statute, contract or otherwise) in connection with ordinary course of business deposit arrangements maintained by the Company or its Subsidiaries with its banks or other financial institutions so long as any such bank or other financial institution (A) shall not at any time make loans or otherwise extend credit to the Company or any Subsidiary, (B) does not maintain accounts (for the deposit of cash or otherwise) for the benefit of the Company or any Subsidiary, (C) shall have waived in writing for the benefit of each holder of a Note such right of setoff or banker's lien, or
     (D) shall be subject to a pro rata sharing agreement in form and substance satisfactory to each Significant Holder; or

          (viii) any Lien renewing, extending, or refunding any outstanding obligations secured by a Lien described in clause (i), provided the principal amount secured is not increased and such Lien is not extended to any other property of the Company or its Subsidiaries;

          (ix) Liens securing judgments rendered against the Company or any of its Subsidiaries or arising in connection with any court proceedings, provided (iv) such Liens are being contested in good faith by appropriate proceedings and (v) no action has been taken by any Person to execute or otherwise collect on such Lien;

          (x) Liens securing Debt held by the Company in any Subsidiary or Debt held by any Subsidiary in any other Subsidiary; and

          (xi) additional Liens securing Priority Debt permitted by paragraph 6A(iii).

     6B(2) Merger or Consolidation. Merge, consolidate or exchange shares with any other Person, except that:

          (i) any Subsidiary may merge or consolidate with the Company or any other Subsidiary;

          (ii) the Company may merge or consolidate with any other corporation (including a Subsidiary) provided (A) the Company is the surviving corporation, and (B) immediately after giving effect to such transaction, no Default or Event of Default shall occur or exist; or

     6B(3) Investments. Make or permit to remain outstanding any Investments, except that the Company or any Subsidiary may:

          (i) make or own Investments in any Subsidiary or any Person which immediately after giving effect to such Investment will be a Subsidiary;

          (ii) own, purchase or otherwise acquire (A) notes or accounts receivable arising from transactions with customers, suppliers and employees in the ordinary course of business or (B) stock or securities received as settlements of debts created in the ordinary course of business;

          (iii) endorse negotiable instruments for collection in the ordinary course of business;

          (iv) advances or loans to officers and employees in the ordinary course of business in an aggregate amount not in excess of $500,000 during any fiscal year; or

          (v) own, purchase or acquire prime commercial paper or certificates of deposit or repurchase agreements of U.S. commercial banks having capital and surplus in excess of $500,000,000 and a long term debt rating of A or better by Moody's or S&P, in each case, due within one year from the date of purchase and payable in U.S. dollars, or obligations of the United States Government or any agency thereof for which the full faith and credit of the United States Government is pledged due within one year from the date of purchase, or obligations guaranteed by the United States Government due within one year from the date of purchase.

     6B(4) Operating Leases. Enter into, or permit to remain in effect, or become or remain liable, directly or indirectly, as lessee or guarantor (or other surety) under an Operating Lease, which when combined with all Operating Leases would require aggregate payments by the Company during any fiscal year to exceed an aggregate amount equal to 3.5% of Consolidated revenues for such period.

     6B(5) Transactions with Related Party. Effect any transaction with any Affiliate or Subsidiary by which any asset or services of the Company or a Subsidiary of the Company is transferred to such Affiliate or Subsidiary, or from such Affiliate or Subsidiary or enter into any other transaction with an Affiliate or Subsidiary, on terms more favorable than would be reasonably expected to be given in a similar transaction with an unrelated entity.

     6C. Sale of Property. The Company will not, and will not permit any Subsidiary to, Dispose of any property or assets, except:

          (i) any Subsidiary may Dispose of its assets to the Company or a Subsidiary; or

          (ii) the Company or any Subsidiary may Dispose of its assets (whether or not leased back) so long as, immediately after giving effect to such proposed Disposition:

               (A) the consideration for such assets represents the Fair Market Value of such assets (as determined in good faith by the Company's Board) at the time of such Disposition; and

               (B) the net book value of all assets so Disposed of by the Company and its Subsidiaries during the prior 12 months, does not constitute a Substantial Part of the Consolidated assets; and

               (C) no Default or Event of Default shall exist.

     For purposes of this paragraph 6C:

          (i) "Dispose" means the sale, lease, transfer or other disposition of property of the Company or any of its Subsidiaries, and "Disposition" and "Disposed of" has a corresponding meaning to Dispose;

          (ii) Calculation of net book value. The net book value of any assets shall be determined as of the respective date of Disposition of those assets; and

          (iii) Sales of less than all the stock of a Subsidiary. In the case of the sale or issuance of the stock of a Subsidiary, the amount of Consolidated Assets contributed by the stock Disposed of shall be assumed to be the percentage of outstanding stock sold or to be sold.

     6D. Subsidiary Stock and Debt. The Company will not:

          (i) directly or indirectly sell, assign, pledge or otherwise dispose of any Debt of or any shares of stock of (or warrants, rights or options to acquire stock of) any Subsidiary except to a Subsidiary and except as permitted pursuant to paragraph 6C;

          (ii) permit any Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Debt of the Company or any other Subsidiary, or any shares of stock of (or warrants, rights or options to acquire stock of) any other Subsidiary, except to the Company or a Subsidiary and except pursuant to paragraph 6C;

          (iii) permit any Subsidiary directly or indirectly to issue or sell any shares of its stock (or warrants, rights or options to acquire its stock) except to the Company or a Subsidiary and except as permitted pursuant to paragraph 6B(2) and 6C; or

          (iv) permit any Subsidiary to enter into or otherwise be bound by or subject to any contract or agreement (including, without limitation, any provision of its certificate or articles of incorporation or bylaws) that restricts its ability to pay dividends or other distributions on account of its stock; or

          (v) permit any Subsidiary to create, incur, assume or maintain any Debt except as permitted by paragraph 6A.

     6E. Restricted Payments. The Company will not, and will not permit any Subsidiary to:

          (a) pay or declare any dividend on any class of its Capital Stock or make any other distribution on account of any class of its Capital Stock; or

          (b) except as otherwise required pursuant to the Cross Purchase Agreement and each Stock Purchase Agreement between the Company, as an original party or as successor by merger for certain of its Affiliates, and certain stockholders of the Company, redeem, purchase or otherwise acquire, directly or indirectly (through a Subsidiary or otherwise), any shares of its Capital Stock (all of the foregoing events set forth in subsections (a) and (b), whether made in cash or property, being herein called "Restricted Payments");

unless the aggregate amount of all Restricted Payments made since the date hereof would not exceed the sum of (A) $500,000, plus (B) since the date hereof, 60% of cumulative Consolidated Net Income so long as the Company shall be organized as a Subchapter S corporation under the Code and 35 % of Cumulative Consolidated Net Income if the Company shall be organized as a "C" corporation under the Code (or, in either case, minus 100% of cumulative Consolidated Net Income if such Cumulative Net Income for such period is a loss) and no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default would occur as a result of such Restricted Payment.

     6F. ERISA. The Company covenants that it will not, nor permit any Subsidiary to:

          (i) terminate or withdraw from any Plan (other than a Multiemployer
     Plan) resulting in the incurrence of any material liability to the Pension Benefit Guaranty Corporation;

          (ii) engage in or permit any Person to engage in any prohibited transaction (as defined in Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan) which would subject the Company or any Subsidiary to any material tax, penalty or other liability;

          (iii) incur or suffer to exist any material accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, involving any Plan (other than a Multiemployer Plan); or

          (iv) allow or suffer to exist any risk or condition which presents a risk of incurring a material liability to the Pension Benefit Guaranty Corporation.

     6G. Environmental Matters. The Company covenants that it will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, released or managed in the ordinary course of business in compliance with all applicable Environmental Requirements except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole and except for Hazardous Materials released in amounts which do not require remediation pursuant to applicable Environmental Requirements or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries taken as a whole.

     6H. Specified Laws. Neither the Company nor any agent acting on its behalf will take any action which could reasonably be expected to cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in any case as in effect now or as the same may hereafter be in effect.

     6I. Subordinated Debt. The Company covenants that, until the Notes have been paid in full, it will not and will not permit any Subsidiary to:

          (a) pay principal (including prepayments), interest or premium, if any, on any Subordinated Debt or retire, redeem, purchase, defease or otherwise acquire any Subordinated Debt if a Default or Event of Default shall have occurred and be continuing; or

          (b) issue any Subordinated Debt unless the Company has provided evidence to you, all in form and substance reasonably satisfactory to you, that it has satisfied each of the following:

               (i) no Default or Event of Default exists or would occur upon such issuance;

               (ii) the Subordinated Debt is effectively subordinated to the Notes upon terms and conditions no less favorable to the holders of the Notes and in form and substance as set forth in Schedule 6I attached hereto;

               (iii) the interest rate shall be set on an arm's-length basis and shall not exceed the market rate and shall be reasonably acceptable to you;

               (iv) the events of default of the Subordinated Debt shall be limited to (1) acceleration of the Senior Debt (as defined in Schedule
          6I), (2) the occurrence of a Bankruptcy Proceeding (as defined in
          Schedule 6I) with respect to the Company and (3) a failure of the Company to pay interest on or principal of the Subordinated Debt for a period of 180 days after the date such payment was due; and

               (v) the affirmative covenants are customary for subordinated indebtedness and such Subordinated Debt does not contain or receive the benefit of any negative covenants; or

          (c) waive, supplement, modify, amend, terminate or change the terms of any Subordinated Debt without the consent of the Required Holders; or

          (d) so long as a Default or Event of Default shall exist, retain any payment or distribution received pursuant to the terms of clause (0 of Schedule 6I hereto (or any similar provision) and the Company hereby agrees that it shall immediately pay over or deliver and transfer to the Senior Creditors (as defined in Schedule 6I) any such payment or distribution in accordance with the priorities then existing among such Senior Creditors.

     7. EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $500,000; or

          (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains knowledge or notice thereof; or

          (vii) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 45 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments in an aggregate amount in excess of $500,000 is rendered against the Company or any Subsidiary and, within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $500,000;

then:

          (a) if such event is an Event of Default specified in clause (i) or
     (ii) of this paragraph 7A, any holder (other than the Company or any of its Subsidiaries) of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, terminate the Facility and/or declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company,

          (b) if such event is an Event of Default specified in clause (viii),
     (ix) or (x) of this paragraph 7A with respect to the Company, the Facility shall automatically terminate and all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and

          (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, terminate the Facility and/or declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

     7B. Rescission of Acceleration. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if:

          (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series,

          (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration,

          (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and

          (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement.

No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

     8A. Organization.

          (i) The Company is a corporation duly organized and existing in good standing under the laws of the State of North Carolina, and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. Schedule 8A hereto is an accurate and complete list of all Subsidiaries as of the Series A Closing Day, including the jurisdiction of incorporation and ownership of all such Subsidiaries. The Company and each Subsidiary has the corporate power to own its respective properties and to carry on its respective businesses as now being conducted and is duly qualified and authorized to do business in each other jurisdiction in which the character of its respective properties or the nature of its respective businesses require such qualification or authorization except where the failure to be so qualified or authorized could not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

          (ii) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement restricting the ability of such Subsidiary to pay dividends out of profits or make other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

     8B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the
Company:

          (i) a Consolidated balance sheet as at the last day of the fiscal year in each of the years 1989 to 1997, inclusive, a Consolidated statement of income, stockholders' equity and cash flows for each such year, all reported on by Deloitte & Touche.

Those financial statements (including any related schedules and/or notes) fairly present in all material respects (subject, as to interim statements, to the absence of footnotes or to changes resulting from normal year-end adjustments) the financial condition of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present, in all material respects, the Consolidated financial condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present, in all material respects, the Consolidated results of the operations of the Company and its Subsidiaries, the changes in the Company's stockholders' equity and their Consolidated cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1997.

     8C. Actions Pending. Except as set forth on Schedule 8L hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraph 6A. There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto. Schedule 8D hereto (as such Schedule 8D may have been modified from time to time by written supplements thereto delivered by the Company to Prudential) is an accurate and complete list of Debt of the Company and its Subsidiaries on the applicable Closing Day.

     8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

     8F. Taxes. The Company has filed and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the Chief Financial Officer of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

     8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G hereto.

     8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of
Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction. The Company hereby represents and warrants to you that, within the preceding twelve months, neither the Company nor any other Person acting on behalf of the Company has offered or sold to any Person (other than accredited investors) any Notes, or any securities of the same or a similar class as the Notes, or any other substantially similar securities of the Company.

     8I. Use of Proceeds. The proceeds of the 1998 Series A Notes will be used to repay the Debt specified in Schedule 8I. None of the proceeds of the sale of any Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as defined in Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock") or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is then currently a margin stock or for any other purpose which might constitute the purchase of such Notes a "purpose credit" within the meaning of such Regulation U, unless the Company shall have delivered to the Purchaser which is purchasing such Notes, on the Closing Day for such Notes, an opinion of counsel satisfactory to such Purchaser stating that the purchase of such Notes does not constitute a violation of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

     8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer
Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

     8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L. Environmental Compliance.

     (i) The Company and its Subsidiaries and all of their respective Properties have complied at all times (during such period of time the Company or its Subsidiaries have owned or operated each such Property) and in all respects with all Environmental Requirements where failure to comply could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

     (ii) Except as set forth in Schedule 8L, neither the Company nor any Subsidiary is subject to any Environmental Liability or Environmental Requirement which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     (iii) Except as set forth in Schedule 8L, neither the Company nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed National Priorities List under 40 C.F.R. ss. 300 or any list arising from a state statute similar to CERCLA. None of the Properties has been identified on any CERCLIS list.

     (iv) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, released, managed at or shipped or transported to or from the Properties (during such period of time the Company or its Subsidiaries have owned or operated each such Property) or, to the actual knowledge of the Company, are otherwise present at, on, in or under the Properties or, to the actual knowledge of the Company, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of, released and managed in the ordinary course of the Company's and any Subsidiary's business in compliance with all applicable Environmental Requirements and except for Hazardous Materials present in amounts which have not required and do not require remediation, pursuant to applicable law or regulation, or if remediation is required, such remediation could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     (v) The Company and each Subsidiary have procured all permits necessary under Environmental Requirements for the conduct of their respective businesses or is otherwise in compliance with all applicable Environmental Requirements, except to the extent the failure to do so would not reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole.

     8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

     8N. Hostile Tender Offers. None of the proceeds of the sale of any Notes have been or will be used to finance a Hostile Tender Offer.

     9. REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser represents as follows:

     9A. Nature of Purchase. Such Purchaser will acquire the 1998 Series A Notes and any other Shelf Notes purchased from the Company pursuant to this Agreement for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

     9B. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source constitutes assets allocated to your "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60), and as of the date of the purchase of the Notes, you satisfy all of the applicable requirements for relief under Sections I and IV of PTE 95-60; or

          (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes asset of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to clause (c); or

          (e) the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     9C. Business of Purchaser; Prohibited Transferees. Neither Purchaser, nor any Affiliate of such Purchaser, is engaged in, or owns a 5 % or more interest in a Person engaged in, the hauling of waste or commercial recycling, nor shall such Purchaser transfer any Note to any Person engaged in, or who owns a 5% or more interest in a Person engaged in, the hauling of waste or commercial recycling.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. Yield-Maintenance Terms.

     "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Designated Spread" shall mean .50 of 1% in the case of each 1998 Series A Note and 0% in the case of each Note of any other Series unless the Confirmation of Acceptance with respect to the Notes of such other Series specifies a different Designated Spread in which case it shall mean, with respect to each Note of such other Series, the Designated Spread so specified.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the Designated Spread over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

     "Acceptance" shall have the meaning specified in paragraph 2B(5).

     "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

     "Acceptance Window" shall have the meaning specified in paragraph 2B(5).

     "Accepted Note" shall have the meaning specified in paragraph 2B(5).

     "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its president and chief operating officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

     "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

     "Business Day" shall mean any day other than (i) a Saturday or a Sunday,
(ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which The Prudential Insurance Company of America is not open for business.

     "Cancellation Date" shall have the meaning specified in paragraph
2B(8)(iv).

     "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iv).

     "Capital Stock" means, with respect to any Person, the outstanding capital stock (or any options or warrants to purchase capital stock or other securities exchangeable for or convertible into capital stock) of such Person.

     "Capitalized Lease Obligation " shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act.

     "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation and Liability Inventory System established pursuant to CERCLA.

     "Closing Day" shall mean, with respect to the 1998 Series A Notes, the Series A Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

     "Consolidated" shall mean, with respect to any item of financial information, the item of financial information for the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles.

     "Consolidated Current Debt" shall mean with respect to any Person, all Debt of such Person which by its terms matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereto to a date one year or more from such date.

     "Consolidated Fixed Charges" shall mean, for the Company and its Subsidiaries on a Consolidated basis, the sum (without duplication) of:

     (i) all Rentals (excluding all principal components of Rentals under Capitalized Lease Obligations) paid during the most recently completed four fiscal quarters (the "Prior Period"); and

     (ii) all Consolidated Interest Charges for the Prior Period.

     "Consolidated Interest Charges" shall mean, for the Company and its Subsidiaries on a Consolidated basis for the four fiscal quarters most recently ended, all interest expense (as determined in accordance with generally accepted accounting principles) on all Debt (including imputed interest in respect of Capitalized Lease Obligations) net of interest income.

     "Consolidated Net Income" shall mean, for any period, net income determined on a consolidated basis for the Company and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

     (i) any net income of any Person if such Person is not a Subsidiary, except that equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary as a dividend or other distribution (subject, in the case of a dividend of other distribution to a Subsidiary, to the limitation contained in clause (iii) below);

     (ii) any net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition except to the extent that there exists for any such Person audited financial statements for the most recently ended fiscal year of such Person;

     (iii) any net income of Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause);

     (iv) any gain realized upon the sale or other disposition of any property, plant or equipment (including pursuant to any sale-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain realized upon the sale or other disposition of any capital stock of any Person; or

     (v) any other extraordinary items.

     "Consolidated Net Worth" shall mean, at any time, for the Company and its Subsidiaries on a Consolidated basis shareholders' equity at such time determined in accordance with generally accepted accounting principles.

     "Consolidated Total Capitalization" shall mean, at any time, the sum of (i) Consolidated Debt at such time plus (ii) Consolidated Net Worth at such time.

     "Cross Purchase Agreement" shall mean the Cross Purchase Agreement dated July 10, 1990, by and among Lonnie C. Poole, Jr., Jimmy W. Perry, J. Gregory Poole, Jr., Robert H. Hall, the Company, Waste Enterprises, Inc., Waste Industries South, Inc., Waste Industries West, Inc., Waste Industries East, Inc. and Kabco, Inc., as amended.

     "Debt" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable, accrued expenses, withholding taxes and deferred taxes, in each case arising in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its Capitalized Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP and exclude any accounts payable, accrued expenses, withholding taxes and deferred taxes, in each case arising in the ordinary course of business.

     "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(iii).

     "EBITDA" means, for any period, Consolidated Net Income adjusted by adding thereto the amount of all amortization of intangibles, interest, taxes and depreciation that was deducted in arriving at Consolidated Net Income for such period.

     "Environmental Authority" shall mean any foreign, federal, state, local or regional government that exercises any duly authorized form of jurisdiction or authority under any Environmental Requirement.

     "Environmental Judgments and Orders" shall mean all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other duly authorized entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, degree or order.

     "Environmental Liabilities" shall mean any liabilities, whether accrued or contingent, arising from or relating in any way to any Environmental Requirements.

     "Environmental Notices" shall mean any written communication from any Environmental Authority stating possible or alleged noncompliance with or possible or alleged liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority for correction of any purported violation of any Environmental Requirements or any investigation concerning any purported violation of any Environmental Requirements. Environmental Notices also shall mean (i) any written communication from any other Person threatening litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements and (ii) any complaint, petition or similar documents filed by any other Person commencing litigation or administrative proceedings against or involving the Company relating to alleged violation of any Environmental Requirements.

     "Environmental Proceedings" shall mean any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     "Environmental Releases" shall mean releases (as defined in CERCLA or under any applicable state or local environmental law or regulation) of Hazardous Materials. Environmental Releases does not include releases for which no remediation or reporting is required by applicable Environmental Requirements and which do not present a danger to health, safety or the environment.

     "Environmental Requirements" shall mean any applicable local, state or federal law, rule, regulation, permit, order, decision, determination or requirement relating in any way to Hazardous Materials or to health, safety or the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

     "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Facility" shall have the meaning specified in paragraph 2B(1).

     "Facility Fee" shall have the meaning specified in paragraph 2B(8)(i).

     "Fair Market Value" means, at any time, the sale value of property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

     "Guaranty" or "Guarantee" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (i) to purchase such indebtedness or obligation or any property constituting security therefor;

          (ii) to advance or supply funds for the purchase or payment of such indebtedness or obligation, or to maintain any working capital or other balance sheet condition or any income statement condition of any Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (iii) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (iv) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     "Hazardous Materials" shall mean (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5 % of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "including" shall mean, unless the context clearly requires otherwise, "including without limitation".

     "Institutional Investors" shall mean (i) any bank, savings bank, savings and loan association or insurance company, (ii) any pension plan or portfolio or investment fund managed or administered by any bank, savings bank, savings and loan association or insurance company, (iii) any investment company owned by any bank, savings bank, savings and loan association or insurance company, the majority of the shares of the capital stock of which are traded on a national securities exchange or in the National Association of Securities Dealers automated quotation system, or (iv) any investment banking company.

     "Intangibles" shall mean goodwill, patents, trademarks, trade names, organization expense, licenses, franchises, exploration permits and import and export permits and other like intangibles, determined in accordance with generally accepted accounting principles.

     "investment" shall mean, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any other Person, or any direct or indirect purchase or other acquisition or beneficial ownership by such Person of, or of a beneficial interest in, Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

     "Issuance Period" shall have the meaning specified in paragraph 2B(2).

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction except in connection with an Operating Lease permitted under Paragraph 6B(4)) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     "Multi-employer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

     "Notes" shall have the meaning specified in paragraph 1B.

     "Officer's Certificate" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

     "Operating Leases" shall mean any lease of real or personal property, plant, equipment or buildings for a term (including any renewals or extension permitted) greater than one year, which is not a Capitalized Lease Obligation.

     "Person" shall mean and include an individual, a partnership, a joint venture, limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Plan" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

     "Priority Debt" means with respect any Person, at any time, without duplication, the sum of

          (i) Debt of each Subsidiary (other than Debt held by the Company or another wholly-owned Subsidiary); and

          (ii) Debt secured by any Lien other than a Lien described in clauses
     (ii), (iii), (ix) and (x) of paragraph 6B(1).

     "Properties" shall mean all real property owned, leased or otherwise used or occupied by the Company or any Subsidiary, wherever located.

     "Prudential" shall mean The Prudential Insurance Company of America.

     "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

     "Purchasers" shall mean Prudential with respect to the 1998 Series A Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Reasonable Attorneys' Fees" shall mean attorneys' fees based upon actual hours worked by an attorney at such attorney's normal hourly billing rate and shall not be based upon any percentage of any amount in dispute, premium, results achieved or any non-hourly charge.

     "Rentals" shall mean for any period of determination all fixed rents or charges (including as such all payments during any such period of determination which the lessee is obligated to make on termination of the lease or surrender of the property) payable by the Company or a Subsidiary (as lessee, sublessee, licensee, franchisee or the like) for such period under a lease, license, or other agreement for the use or possession of real or personal property, tangible or intangible, as determined in accordance with generally accepted accounting principles.

     "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

     "Required Holder(s)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

     "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

     "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     "S&P" means Standard & Poor's Rating Group or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Senior Debt" means all Debt other than Subordinated Debt.

     "Series" shall have the meaning specified in paragraph 1B.

     "Series A Closing Day" shall have the meaning specified in paragraph 2A.

     "1998 Series A Note(s)" shall have the meaning specified in paragraph 1A.

     "Significant Holder" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

     "Subordinated Debt" shall mean Debt which is subordinated in right of payment to Senior Debt on the terms set forth in Schedule 6I.

     "Subsidiary" shall mean, as to any Person, any Person, in which such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

     "Substantial Part" shall mean, with respect to any transfer, assets which
(i) together with all other assets disposed of in the same fiscal year constitute 10% or more of Consolidated assets determined as of the beginning of such fiscal year or (ii) have contributed 10% or more of Consolidated Net Income for the most recently ended period of four fiscal quarters.

     "Third Party" shall mean all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Company's business (consistent with its practices on the Series A Closing Day) and on a temporary basis.

     "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11. MISCELLANEOUS.

     11A. Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any 1998 Series A Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

     11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

          (i) all taxes (together in each case with interest and penalties, if any), other than state, federal, local or foreign income taxes, intangible taxes, or franchise taxes, including without limitation, all stamp, recording and other similar taxes, which may be payable with respect to the execution and delivery of this Agreement or the execution, delivery or acquisition of any Note;

          (ii) all document production and duplication charges and the Reasonable Attorneys' Fees and expenses of any special counsel engaged by the Purchasers in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted; provided, however, where there are multiple Purchasers for any single Series of Notes issued under this Agreement, the Company shall pay and be liable for the Reasonable Attorneys' Fees and expenses of a single special counsel engaged by such Purchasers to represent all such Purchasers in such transaction (except as set forth below); and

          (iii) the reasonable costs and expenses, including Reasonable Attorneys' Fees, actually incurred by you, any other Purchaser or any Transferee in connection with the restructuring, refinancing or "work out" of this Agreement or the Notes or the transactions contemplated hereby or thereby or in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case.

Notwithstanding the foregoing, the Company shall not be liable for any counsel fees incurred by any Purchaser or Transferee arising in connection with a transfer in the ordinary course of any Note or portion thereof or interest therein by Prudential or any other Purchaser to any Transferee.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form and Registration; Transfer and Exchange; Transfer Restrictions; Lost Notes.

     11D(1) Form and Registration. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.

     11D(2) Transfer and Exchange of Notes. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.

     11D(3) Transfer Restrictions. You hereby agree that you shall not transfer any Note, or portion thereof, to any Person unless such Person is an Institutional Investor or not specified on Schedule 11D(3).

     11D(4) Lost Notes. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, in form and substance reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

     11I. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the 1998 Series A Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 3949 Browning Place, Raleigh, North Carolina 27609,
Attention: Robert H. Hall, Chief Financial Officer, telephone (919) 782-0095, telecopy (919) 571-0256, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

     11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance

Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

     11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11N. Governing Law; Submission to Jurisdiction. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the Internal Law of the State of New York. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY, NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE SOLE AND ABSOLUTE ELECTION OF THE REQUIRED HOLDER(S) AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE NOTES SHALL BE LITIGATED IN SUCH COURTS, AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURTS.

     11O. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve Prudential, any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

     11P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11Q. Binding Agreement. When this Agreement is executed and delivered by the Company, Prudential and the Purchasers, it shall become a binding agreement between the

Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

                                  Very truly yours,

                                  WASTE INDUSTRIES, INC.


                                  By:  _______________________________________
                                        Name:
                                        Title:

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE
    COMPANY OF AMERICA


By: ____________________________________________
     Name:
     Title:


PRUCO LIFE INSURANCE COMPANY


By: ____________________________________________
     Name:
     Title:


U.S. PRIVATE PLACEMENT FUND

By  Prudential Private Placement Investors,
    L.P., Investment Advisor

By  Prudential Private Placement Investors,
    Inc., its General Partner


By: ____________________________________________
     Name:
     Title:

                                                                     SCHEDULE 6I


                       [FORM OF SUBORDINATION PROVISIONS]

     (a) Subordination. The indebtedness ("Subordinated Debt") evidenced by this instrument is subordinate and junior in right of payment to all Senior Indebtedness (as defined in clause (b) below) of the Company to the extent provided herein.

     (b) Definition of Senior Indebtedness. For all purposes of these subordination provisions the term "Senior Indebtedness" shall mean all principal of and premium, if any, and interest on (i) the Company's 7.28% Series A Senior Notes due April 3, 2006, originally issued in the aggregate principal amount of $25,000,000 pursuant to a Note Purchase and Private Shelf Agreement, dated April 3, 1996 (as it may be amended, modified, supplemented, extended, renewed, refunded or refinanced from time to time, the "1996 Note Agreement"), between the Company and The Prudential Insurance Company of America (together with its successors and assigns, "Prudential") (and any notes issued in substitution or exchange therefor) (the "1996 Notes"), (ii) the Company's 6.96% Series A Senior Notes due June 30, 2008, originally issued in the aggregate principal amount of $25,000,000 pursuant to a Note Purchase and Private Shelf Agreement, dated June 30, 1998 (as it may be amended, modified, supplemented, extended, renewed, refunded or refinanced from time to time, the "1998 Note Agreement"; the 1996 Note Agreement and 1998 Note Agreement, collectively, the "Note Agreements") between the Company, Prudential and Pruco Life Insurance Company (and any notes issued in substitution or exchange therefor (the "1998 Notes")), (iii) any Senior Note issued under the Facility (as defined in the 1998 Note Agreement) from time to time (and any Notes issued in substitution or exchange therefor (a "Shelf Note"; the 1996 Notes, 1998 Notes and the Shelf Notes, collectively, the "Senior Notes")), (iv) any and all other obligations (whether direct or contingent, joint, several, independent, now or hereafter existing, due or to become due and however created) owed by the Company or any Subsidiary to Prudential, Pruco Life Insurance Company, any Transferee or any additional or replacement lender in connection with any refinancing, whether borrowed pursuant to the Note Agreements (including any increase in the principal amount thereof) or borrowed pursuant to any other agreement (collectively, the "Senior Creditors"), and (v) any interest on any of the foregoing accruing at the legal rate after the commencement of any proceedings described in clause (d) below and any additional interest that would have accrued thereon but for the commencement of such proceedings. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

     (c) No Payment After Default. Upon the happening of any default or event of default with respect to any Senior Indebtedness which automatically accelerates or permits a Senior Creditor to accelerate the maturity thereof, then, unless and until such default or event of default shall have been remedied in a manner reasonably satisfactory to such Senior Creditor in its sole discretion or waived in writing or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by setoff or otherwise) or distribution shall be made on account of the principal of or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt. Any default or event of default with respect to Senior Indebtedness shall not constitute or be deemed in and of itself to be a default under any instrument evidencing or executed in connection within the Subordinated Debt.

     (d) Priority of Senior Debt. In the event of:

          (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company or any Subsidiary, its respective creditors as such or its respective property,

          (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company or any Subsidiary, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

          (iii) any assignment by the Company or any Subsidiary for the benefit of creditors,

          (iv) any other marshalling of the assets of the Company or any Subsidiary (clause (i) through (iv), collectively, "Bankruptcy Proceedings"), or

          (v) any acceleration of any Senior Indebtedness,

all Senior Indebtedness shall first be paid in full before any further payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any direct or indirect payment or distribution, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt and any pledge of any property or assets or other grant of collateral by the Company or any Subsidiary shall be paid, delivered or pledged directly to the Senior Creditors in accordance with the priorities then existing among the Senior Creditors until all Senior Indebtedness (including any interest thereon accruing at the legal rate after the commencement of any such proceedings and any additional interest that would have accrued thereon but for the commencement of such proceedings) shall have been paid in full.

     (e) No Action. So long as any Senior Indebtedness remains outstanding, whether or not a default or an event of default shall have occurred, the holders of Subordinated Debt (the "Junior Creditors") shall not commence any action or proceeding (including without limitation any Bankruptcy Proceeding) against the Company or with respect to the Subordinated Debt or declare the Subordinated Debt due and payable, or enforce obligations in respect of such Subordinated Debt, including, without limitation, a demand for payment or the exercise of any other remedy in respect of any Subordinated Debt or otherwise recover all or any part of the Subordinated Debt, until the acceleration of all or a portion of the Senior Indebtedness.

     (f) Payments In Trust. If any payment or distribution, whether direct or indirect, of any character or any collateral, whether in cash, securities or other property, shall be received by Junior Creditor in contravention of any of the terms hereof, such payment or distribution or collateral shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the Company.

     (g) No Impairment of Rights. Nothing contained herein shall impair, as between the Company and the Junior Creditor, the obligation of the Company to pay to the Junior Creditor the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or, except as provided herein, prevent the Junior Creditor from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the Senior Creditor to receive cash, securities or other property otherwise payable or deliverable to the Junior Creditor until all Senior Indebtedness shall have been paid in full.

     (h) Subrogation. Upon the payment in full of all Senior Indebtedness, the Junior Creditor shall be subrogated to all rights of the Senior Creditors to receive any further payments or distributions applicable to the Senior Indebtedness until the Subordinated Debt shall have been paid in full, and, for the purposes of such subrogation, no payment or distribution received by the holders of Senior Indebtedness of cash, securities or other property to which the Junior Creditor would have been entitled except for these subordination provisions shall, as between the Company and its creditors other than the Senior Creditors, on the one hand, and the holders of Subordinated Debt, on the other, be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness.

     (i) No Prejudice. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the Subordinated Debt by any act or failure to act on the part of the Company or any Junior Creditor.

     (j) Power of Attorney. The Junior Creditor hereby (i) undertakes and agrees to execute, verify, and deliver and file proofs of claim, consents, assignments or other instruments which any Senior Creditor may at any time reasonably request in order to provide and realize upon any rights or claims pertaining to the Subordinated Debt held by the Junior Creditor and to effectuate the full benefit of the subordination contained herein and (ii) authorizes each Senior Creditor to take any action as may be reasonably necessary or appropriate to effect the subordination provided for herein and appoints each Senior Creditor the Junior Creditor's attorney-in-fact for such purposes.

     (k) Actions Regarding Senior Debt. Any Senior Creditor may extend, renew, modify or amend the terms of Senior Indebtedness or any collateral therefor and release, sell or exchange such collateral and otherwise deal freely with the Company or any Subsidiary or affiliate to the same extent as could any person, all without notice to or consent of the Junior Creditor and without affecting the liabilities and obligations of the Junior Creditor pursuant to the provisions hereof.

     (l) Consent to Senior Debt. The Junior Creditor hereby consents to the purchase of the Senior Notes and the making of any other financial accommodations by a Senior Creditor to the Company or any Subsidiary and hereby acknowledges that each Senior Creditor, in entering into the Note Agreement or any financial accommodation, has relied upon the terms of subordination set forth herein. No Senior Creditor shall have any liability to the Junior Creditor and the Junior Creditor hereby waives any claim which it may have now or hereafter against any Senior Creditor arising from any and all actions which any Senior Creditor may take or omit to take with regard to the Senior Indebtedness.

     (m) Further Assurances. The Junior Creditor agrees to execute any further documents or amendments and take such other actions as may be reasonably necessary to affect the purposes of the subordination provisions set forth herein, including the filing of any financing statements or other instruments in any applicable public records, all as directed by any Senior Creditor. The Junior Creditor agrees that it shall cause to be added to each document evidencing the Subordinated Debt the following legend:

                  The rights and remedies of [insert name of Junior Creditor] hereunder are subject to the terms and conditions of that [insert description of document containing subordination provisions.

     (n) Term of Subordination. The terms and conditions hereof shall remain in full force and effect unless and until the Note Agreement has been terminated and all Senior Indebtedness has been paid in full. The terms and provisions hereof shall be binding upon the successors and assigns of the Junior Creditor and shall inure to the benefit of the successors and assigns of each Senior Creditor.

     (o) Governing Law. These provisions shall be governed by and construed in accordance with the laws of the State of New York.

     (p) No Amendment or Waiver. The provisions in clauses (a) through (o) above shall not be amended or modified and no term or provision hereof shall be waived without the express prior written consent of 66- of the Senior Creditors.

                               PURCHASER SCHEDULE


                                                       Aggregate
                                                   Principal Amount
                                                    of Notes to be            Note
                                                       Purchased         Denomination(s)
                                                       ---------         ---------------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA           $18,000,000          $18,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

       Account No. 890-0304-391
       Bank of New York
       New York, New York
       ABA No.: 021-000-018

       Each such wire transfer shall set forth the name of the Company, a reference to "6.96% Senior
       Notes due June 30, 2008, PPN 94106#\B, INV
       5961", and the due date and application (as among principal, interest and Yield-
       Maintenance Amount) of the payment being made.

(2)    Address for all notices relating to payments:

       The Prudential Insurance Company of America
       c/o Prudential Capital Group
       Four Gateway Center, 7th Floor
       100 Mulberry Street
       Newark, New Jersey 07102-4077
       Attention: Trade Management Group

(3)    Address for all other communications and notices:

       The Prudential Insurance Company of America
       c/o Prudential Capital Group - Private Placements
       One Gateway Center, 11th Floor
       Newark, New Jersey 07102-5311
       Attention: Managing Director

(4)    Recipient of telephonic prepayment notices:

       Manager, Trade Management Group
       (973) 802-7398

(5)    Tax Identification No.: 22-1211670

U.S. PRIVATE PLACEMENT FUND                       $5,000,000          $5,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

       Account No.: U1FF 1000002
       Boston Safe Deposit and Trust Company
       One Boston Place
       Boston, MA 02108
       ABA No.: 011-001-234
       DDA No.: 108111
       Account Name: U.S. Private Placement Fund

       Each such wire transfer shall set forth the name of the Company, a reference to "6.96%
       Senior Notes due June 30, 2008, PPN
       94106#\B, and the due date and application
       (as among principal, interest and
       Yield-Maintenance Amount) of the payment being made.

(2)    Address for all notices relating to payments:

       Mellon Trust
       One Cabot Road
       Mail Stop #028-003C
       Medford, MA 02155-5159
       Attention: Derek von Vliet
       Telephone: (617) 382-4850
       Facsimile: (617) 382-4003

(3) Address for copies of notices under (2) above and all other communications and notices:

       Prudential Private Placement Investors, Inc.
       Four Gateway Center
       100 Mulberry Street
       Newark, New Jersey 07102-4069
       Attention: Vice President
       Telephone: (973) 802-8608
       Facsimile: (973) 802-7045

(4)    Recipient of telephonic prepayment notices:

       See (2) above.

PRUCO LIFE INSURANCE COMPANY                     $2,000,000           $2,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

       Account No. 890-0304-421
       Bank Of New York
       New York, New York
       (ABA No.: 021-000-018)

       Each such wire transfer shall set forth the name of the Company, a reference to "6.96%
       Senior Notes due June 30, 1998, PPN 94106#\B,
       INV 5962", and the due date and application (as among principal, interest and Yield-Maintenance
       Amount) of the payment being made.

(2)    Address for all notices relating to payments:

       Pruco Life Insurance Company
       c/o The Prudential Insurance Company of America
       Three Gateway Center
       100 Mulberry Street
       Newark, New Jersey 07102-4077

       Attention: Manager, Billings and Collections

       Telephone: (973) 802-5260
       Fax: (973) 802-8055

(3)    Address for all other communications and notices:

       Pruco Life Insurance Company
       c/o Prudential Capital Group
       One Gateway Center, 11th Floor
       Newark, New Jersey 07102-5311
       Attention: Managing Director
       Telephone: (973) 802-9182
       Fax:       (973) 802-3200

(4)    Recipient of telephonic prepayment notices:

       Manager, Trade Management
       Telephone: (973) 802-7398
       Fax: (973) 802-9425

(5)    Tax Identification No.: 22-1944557

                                   EXHIBIT A-l


                             [FORM OF SERIES A NOTE]


                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED
                        OR SOLD IN VIOLATION OF SUCH ACT.


                             WASTE INDUSTRIES, INC.


                       6.96% SENIOR SERIES A NOTE DUE 2008

No.________________________                                           [Date]

$ _________________________


     FOR VALUE RECEIVED, the undersigned, WASTE INDUSTRIES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of North Carolina, hereby promises to pay to _______________, or registered assigns, the principal sum of _______________ DOLLARS on June 30, 2008, with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the rate of 6.96% per annum from the date hereof, payable quarterly on the 30th day of March, June, September and December in each year, commencing with the March, June, September or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.96% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of June 30, 1998 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield-Maintenance Amount specified in the Agreement.

     The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

     Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including Reasonable Attorneys' Fees and expenses (including those incurred in connection with any appeal).

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State. As provided in paragraph 11N of the Agreement, the Company submits to the jurisdiction of the Supreme Court of the State of New York located in New York County, New York and the United States District Court for the Southern District of New York in any action or proceeding relating to this Note.

                                    WASTE INDUSTRIES, INC



                                    By:  ______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT A-2


                              [FORM OF SHELF NOTE]


                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED
                        OR SOLD IN VIOLATION OF SUCH ACT.


                             WASTE INDUSTRIES, INC.


                            SENIOR SERIES _____ NOTE

No. ________________
ORIGINAL PRINCIPAL AMOUNT:
ORIGINAL ISSUE DATE:
INTEREST RATE:
INTEREST PAYMENT DATES:
FINAL MATURITY DATE:
PRINCIPAL PREPAYMENT DATES AND AMOUNTS:

     FOR VALUE RECEIVED, the undersigned, WASTE INDUSTRIES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of North Carolina, hereby promises to pay to _______________, or registered assigns, the principal sum of _______________ DOLLARS [on the Final Maturity Date specified above] [, payable on the Principal Prepayment Dates and in the amounts specified above, and on the Final Maturity Date specified above in an amount equal to the unpaid balance of the principal hereof,] with interest (computed on the basis of a 360-day year-30-day month) (a) on the unpaid balance thereof at the Interest Rate per annum specified above, payable on each Interest Payment Date specified above and on the Final Maturity Date specified above, commencing with the Interest Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable on each Interest Payment Date as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the Interest Rate specified above or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of June 30, 1998 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company and each Prudential Affiliate (as defined in the Agreement) which becomes party thereto, on the other hand, and is entitled to the benefits thereof.

     [This Note is subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.]

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

     Should any debt represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Amount, if any, and interest due and payable hereon, all costs of collecting or attempting to collect this Note, including Reasonable Attorneys' Fees and expenses (including those incurred in connection with any appeal).

     Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

     This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State. As provided in paragraph 11N of the Agreement, the Company submits to the jurisdiction of the Supreme Court of the State of New York located in New York County, New York and the United States District Court for the Southern District of New York in any action or proceeding relating to this Note.

                                    WASTE INDUSTRIES, INC



                                    By:  ___________________________________
                                          Name:
                                          Title:

                                    EXHIBIT B


                         [FORM OF REQUEST FOR PURCHASE]


                             WASTE INDUSTRIES, INC.

     Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of June 30, 1998 between Waste Industries, Inc. (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential"), Pruco Life Insurance Company and each Prudential Affiliate which becomes party thereto, on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in the Agreement.

     Pursuant to Paragraph 2B(3) of the Agreement, the Company hereby makes the following Request for Purchase:

          1.   Aggregate principal amount of the Notes covered hereby (the
               "Notes") ................................................$

          2.   Individual specifications of the Notes:

          3.   Use of proceeds of the Notes(1):

          4.   Proposed day for the closing of the purchase and sale of the
               Notes:

          5.   The purchase price of the Notes is to be transferred to:

                Name, Address and
            ABA Routing Number of Bank                   Number of Account



          6. [Except as otherwise set forth in Exhibit A attached hereto, the Company certifies that:

               (a) the representations and warranties contained in paragraph 8 of the Agreement are true on and as of the date of this Request for Purchase except to the extent of


----------
(1)   Cannot be used to finance a Hostile Tender Offer.

                    changes caused by the transactions contemplated in the Agreement;

               (b) there exists on the date of this Request for Purchase no Event of Default or Default; and

               (c) without limiting the foregoing clauses (a) and (b), (i) the representations under paragraph 8L of the Agreement are true on and as of the date hereof without giving effect to any qualification regarding the Company's knowledge and (ii) the Company is in compliance with paragraph 5G of the Agreement.

          7. The Issuance Fee to be paid pursuant to the Agreement will be paid by the Company on the closing date.

          [8. In connection with any rate quotes it may provide, Prudential should assume a Designated Spread of %.]

Dated:

                                       WASTE INDUSTRIES, INC



                                       By:  __________________________________
                                             Authorized Officer

                                    EXHIBIT C


                      [FORM OF CONFIRMATION OF ACCEPTANCE]


                             WASTE INDUSTRIES, INC.

     Reference is made to the Note Purchase and Private Shelf Agreement (the "Agreement"), dated as of June 30, 1998 between Waste Industries, Inc. (the "Company"), on the one hand, and The Prudential Insurance Company of America ("Prudential"), Pruco Life Insurance Company and each Prudential Affiliate which becomes party thereto, on the other hand. All terms used herein that are defined in the Agreement have the respective meanings specified in the Agreement.

     Prudential or the Prudential Affiliate which is named below as a Purchaser of Notes hereby confirms the representations as to such Notes set forth in paragraph 9 of the Agreement, and agrees to be bound by the provisions of paragraphs 2B(5) and 2B(7) of the Agreement relating to the purchase and sale of such Notes and by the provisions of the penultimate sentence of paragraph 11A of the Agreement.

     Pursuant to paragraph 2B(5) of the Agreement, an Acceptance with respect to the following Accepted Notes is hereby confirmed:

     I.     Accepted Notes: Aggregate principal amount  $

            (A)      (a)      Name of Purchaser:
                     (b)      Principal amount:
                     (c)      Final maturity date:
                     (d)      Principal prepayment dates and amounts:
                     (e)      Interest rate:
                     (f)      Interest payment period:
                     (g)      Payment and notice instructions: As set forth on
                              attached Purchaser Schedule
                     [(h)     Designated Spread: ___%]

            (B)      (a)      Name of Purchaser:
                     (b)      Principal amount:
                     (c)      Final maturity date:
                     (d)      Principal prepayment dates and amounts:
                     (e)      Interest rate:
                     (f)      Interest payment period:
                     (g)      Payment and notice instructions: As set
                              forth on attached Purchaser Schedule
                     [(h)     Designated Spread: ___%]

            [(C), (D)         same information as above.]

     II.    Closing Day:

     [III. The following shall be required to evidence compliance with paragraph 3G of the Agreement:]

Dated:

                                WASTE INDUSTRIES, INC



                                By:  ___________________________________________

                                      Title:____________________________________


                                THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



                                By:  ___________________________________________
                                                  Vice President



                                [PRUDENTIAL AFFILIATE]



                                By:  ___________________________________________
                                                  Vice President

                                   EXHIBIT D-1


                      [FORM OF OPINION OF COMPANY'S COUNSEL


              [Letterhead of Wyrick, Robbins, Yates & Ponton, LLP]

                                                               [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
Gateway Center One, 11th Floor
Newark, New Jersey 07102-5311

Ladies and Gentlemen:

     We have acted as counsel for Waste Industries, Inc. (the "Company") in connection with the Note Purchase and Private Shelf Agreement, dated as of June 30, 1998 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company, U.S. Private Placement Fund and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today its Senior Series A Notes in the aggregate principal amount of $25,000,000 (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement.

     Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of North Carolina. [Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation.] The Company [and its Subsidiaries] has [have] the corporate power to carry on its [their respective] business[es] as now being conducted. [The Company has no Subsidiaries.]

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation T, U or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company [or any of its Subsidiaries] pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company [or any of its Subsidiaries], any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to [us] [me] after having made due inquiry with respect thereto) any agreement [(including, without limitation, any agreement listed in Schedule 8G to the Agreement)], instrument, order, judgment or decree to which the Company [or any of its Subsidiaries] is a party or otherwise subject.

     Any Transferee may rely on this opinion.

                                   Very truly yours,

                                   EXHIBIT D-2


                     [FORM OF OPINION OF COMPANY'S COUNSEL]


              [Letterhead of Wyrick, Robbins, Yates & Ponton, LLP]

                                                               [Date of Closing]

[Name(s) and address(es) of Purchaser(s)]

Ladies and Gentlemen:

     We have acted as counsel for Waste Industries, Inc. (the "Company") in connection with the Note Purchase and Private Shelf Agreement, dated as of June 30, 1998 (the "Agreement") between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes a party thereto, on the other hand, pursuant to which the Company has issued to you today Senior Series Notes of the Company in the aggregate principal amount of $__________ (the "Notes"). Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A(v) of the Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by [each of] you in paragraph 9A of the Agreement. Based on the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of North Carolina. [Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation.] The Company [and its Subsidiaries] has [have] the corporate power to carry on its [their respective] business[es] as now being conducted. [The Company has no Subsidiaries.]

     2. The Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of regulation T, U or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company [or any of its Subsidiaries] pursuant to, or require any authorization, consent, approval, exemption, or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company [or any of its Subsidiaries], any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Agreement), instrument, order, judgment or decree to which the Company [or any of its Subsidiaries] is a party or otherwise subject.

     Any Transferee may rely on this opinion.

                                        Very truly yours,




                                        2